EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gulf Island Fabrication, Inc. 2002 Long-Term Incentive Plan of our report dated January 30, 2002, with respect to the consolidated financial statements of Gulf Island Fabrication, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

New Orleans, Louisiana
May 16, 2002